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EXHIBIT 10.33


                  AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

          WHEREAS, Mike Parnell ("Executive") and Oakley, Inc., a
Washington corporation (the "Company"), have previously entered into that certain employment agreement dated August 1, 1995 (the "Employment Agreement");

          WHEREAS, the Employment Agreement provides for the payment to Executive of a base salary, a minimum target bonus and certain other benefits; and

          WHEREAS, as of the date hereof Executive has agreed to waive a portion of his base salary and minimum target bonus for the balance of the term of the Employment Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Executive and the Company have agreed and do hereby agree to amend the Employment Agreement as follows, effective as of the 26th day of May, 1996:

          1. BASE SALARY. Section 3(a) of the Employment Agreement is hereby amended in its entirety to read as follows:

               "BASE SALARY. The Company shall pay Executive an annual base salary at the rate of $175,000 per year or such higher amount as the Company may from time to time determine ("Base Salary"), payable in equal biweekly installments or at such other time or times as Executive and the Company shall agree. Except as otherwise provided herein, the Company's obligation to pay Executive's Base Salary under this Agreement shall cease as of the date of termination of Executive's employment."

          2. PERFORMANCE BONUS. Section 3(b) of the Employment Agreement is hereby amended in its entirety to read as follows:

               "PERFORMANCE BONUS. Executive shall be entitled to participate in the Company's Performance Bonus Plan (which is attached hereto as Exhibit A) and to receive an annual performance bonus in accordance with the terms thereof. Executive's minimum target bonus under the Performance Bonus Plan shall be not less than $400,000 per year."

          3. BENEFITS UPON TERMINATION OF EMPLOYMENT. Section 4 of the Employment Agreement is hereby amended in its entirety to read as follows:

          "4.  TERMINATION OF EXECUTIVE'S EMPLOYMENT.


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                    (a)    DEATH.   In the event Executive's employment
hereunder is terminated by reason of Executive's death, the Company shall pay to Executive's estate, within ten (10) days thereof, a lump sum equal to
(i) twelve (12) times Executive's highest monthly Base Salary paid during the Term of the Agreement plus (ii) an amount equal to Executive's highest annual target bonus under the Performance Bonus Plan in effect at any time during the Term of this Agreement, prorated through the date of death.

                    (b) DISABILITY. If, as a result of Executive's incapacity due to physical or mental illness ("Disability"), Executive shall have been absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months and, within thirty (30) days after written notice is provided to him by the Company, he shall not have returned to the full-time performance of his duties, Executive's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which Executive is absent from the full-time performance of his duties with the Company due to Disability, the Company shall continue to pay Executive his Base Salary at the rate in effect at the commencement of such period of Disability. Within ten (10) days following termination for Disability, the Company shall pay Executive a lump sum in an amount equal to twelve (12) times Executive's highest monthly Base Salary paid during the Term of the Agreement.

                    (c) TERMINATION FOR CAUSE. The Company may terminate Executive's employment under this Agreement for "Cause," at any time prior to expiration of the Term of this Agreement, but only in the event of Executive's conviction for fraud, misappropriation or embezzlement. In the event of termination for Cause, Executive's employment may be terminated immediately without advance written notice, whereupon this Agreement shall terminate without further obligation by the Company, except for payment of amounts of Base Salary accrued through the date of termination.

                    (d) TERMINATION BY THE COMPANY OTHER THAN FOR DEATH, DISABILITY OR CAUSE. If Executive's employment is terminated by the Company for any reason other than Executive's death or Disability or for Cause, the Company shall pay Executive (i) a monthly severance payment for each month remaining in the Term of the Agreement at a rate equal to his highest monthly Base Salary paid during the Term of this Agreement and (ii) at the end of each remaining fiscal year of the Company ending during the Term of this Agreement, a bonus equal to the amount of Executive's highest annual target bonus under the Performance Bonus Plan as in effect at any time during the Term.

                    (e) NO MITIGATION REQUIRED.  Executive

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shall not be required in any way to mitigate the amount of any payment or benefit provided for under Section 3(c) or in this Section 4, including, but not limited to, by seeking other employment, nor shall the amount of any payment or benefit provided for under Section 3(c) or in this Section 4 be reduced by any compensation earned by Executive as the result of employment with or services provided to another employer after the date of Executive's termination, or otherwise; provided, however, that in the event Executive shall breach the provisions of Section 7 hereof or any other confidentiality agreement between the Company and Executive, the Company shall have the right, in addition to any other remedies it may have with respect to such breach, to offset any amounts payable hereunder or otherwise owing to Executive by the amount of any compensation earned by Executive as the result of employment with or other services provided to another employer after the date of Executive's termination, or otherwise."

          4. Except as otherwise provided herein, the remaining terms of the Employment Agreement shall remain in full force and effect.

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          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto signed this Agreement, as of the date first above written.

                         OAKLEY, INC.

                         By:___________________________

                         Its:__________________________




                         /s/ Mark Parnell
                         _______________________________
                         MIKE PARNELL
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                                SPOUSAL CONSENT

          The undersigned, MELISSA PARNELL represents that she has reviewed the attached "Amendment No. 1 to Employment Agreement" of her husband, MIKE PARNELL, and hereby acknowledges the effect of and voluntarily consents to such waiver as of the 26th day of May, 1996.

                         /s/ Melissa Parnell
                         _______________________
                         MELISSA PARNELL

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